UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2025
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1333 Butterfield Road, Downers Grove, Illinois
(Address of principal executive offices)
60515
(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 24, 2025, Federal Signal Corporation, a Delaware corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with McLaughlin Family Companies Inc., an Iowa corporation, and Scranton Manufacturing Company Inc., an Iowa corporation (“New Way”). Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Company will acquire all of the outstanding equity interests of New Way. New Way is a leading U.S.-based designer and manufacturer of refuse collection vehicles.
The Purchase Agreement provides for initial consideration of $396 million to acquire New Way. As part of the acquisition, the Company will also pay additional consideration of $30 million for New Way’s manufacturing facilities and associated real estate rights in Iowa and Mississippi. The initial purchase price assumes a cash-free, debt-free transaction, and is subject to certain post-closing adjustments. In addition, there is a contingent earn out opportunity of up to $54 million, based on the achievement of certain specified financial targets over a two-year period.
The Purchase Agreement includes customary representations, warranties, and covenants by the parties and customary termination rights for the parties. The Purchase Agreement contains indemnification provisions that are subject to specified limitations, including recourse to a representation and warranty insurance policy purchased by the Company for certain losses. The acquisition is subject to customary conditions, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 (excluding schedules and exhibits, which the Company agrees to furnish supplementally to the Securities and Exchange Commission upon request).
A copy of the press release issued by the Company on September 24, 2025 announcing the execution of the Purchase Agreement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The Company will also host a conference call to discuss the transaction on September 25, 2025. The presentation slides for the conference call will also be posted on the Company’s website at that time. The presentation slides are furnished herewith as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Equity Purchase Agreement, dated as of September 24, 2025, by and among Federal Signal Corporation, Scranton Manufacturing Company Inc. and McLaughlin Family Companies Inc.
	99.1	Federal Signal Corporation Press Release, dated September 24, 2025
	99.2	Federal Signal Corporation Investor Presentation Slides, dated September 25, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: September 25, 2025	By:	/s/ Ian A. Hudson
Ian A. Hudson, Senior Vice President and Chief Financial Officer